Exhibit 99.1

MONARCH FINANCIAL REPORTS RECORD

PROFITABILITY AND DECLARES CASH DIVIDEND

Chesapeake, VA, January 27, 2016 - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported record annual and increased fourth quarter profits, as well as strong loan and deposit growth.

The Board of Directors announced a quarterly common stock cash dividend of $0.09 per common share, payable on February 26, 2016, to shareholders of record on February 12, 2016. This quarterly payment represents a 24% increase over the dividend paid in first quarter of 2015 due to an increased payment amount and the effect of the December 2015 11-for-10 stock split. The amount and declaration of future cash dividends is subject to Board of Director’s approval in addition to regulatory restrictions. All earnings per share and share totals have been restated to reflect the recent 11-for-10 stock split.

Annual 2015 highlights are:

•	Record net income of $13,214,821, up 17.9%

•	Diluted earnings per share of $1.11, up 15.6%

•	Return on equity of 11.71%

•	Net loans held for investment growth of $57 million, up 7.4%

•	Net deposit growth of $80 million, up 8.7%

•	$2.09 billion in mortgage loans closed, up 30.2%

Fourth quarter 2015 highlights are:

•	Net income of $3,202,041, up 19.3%

•	Diluted earnings per share of $0.27, up 17.4%

•	Return on equity of 10.89%

•	Net interest margin increased to 4.34%

•	Loans held for investment grew $38 million

•	Non-performing assets at 0.19% of total assets

•	$469 million in mortgage loans closed, 76% purchase money

“We are pleased to report the best year of profitability in our 17 year history, a new record. Our banking, mortgage and private wealth businesses continue to perform well with growth across all segments. A strong net interest margin, robust mortgage production, loan and demand deposit growth, zero credit costs, and a focus on expense management continue to drive our above peer bottom line results.” stated Brad E. Schwartz, Chief Executive Officer. “From a shareholder perspective earnings per share were up 16% for the year, cash dividends paid grew by 13% year over year, and our net income available to common shareholders reached record levels. The announcement of our merger with TowneBank, expected to be completed by the end of the second quarter of 2016, drove a total shareholder return of 41% for the year. We are excited about the integration of the two very strong banking franchises, with Monarch directors and employees expected to play a key role in the combined company.”

Record net income was $13,214,821 for 2015 compared to $11,211,850 in 2014, an increase of $2,002,971, or 17.9% over the previous year. The annualized return on average equity (ROE) was 11.71%, and the return on average assets (ROA) was 1.20%. Diluted earnings per share were $1.11, up 15.6% when compared to $0.96 for 2014.

Net income was $3,202,041 for the fourth quarter of 2015, up 19.3% from the same period one year ago. The quarterly annualized return on average equity (ROE) was 10.89%, and the quarterly return on average assets (ROA) was 1.16%. Quarterly diluted earnings per share increased to $0.27 compared to $0.23 for the same quarter in 2014.

Total assets at December 31, 2015 were $1.16 billion, with both loans and deposits showing strong year over year growth. Year over year total loans held for investment grew $57 million or 7.4% and mortgage loans held for sale grew $22 million or 14.7%. Deposits grew $79.7 million or 8.7% for the year, driven by growth in demand deposit accounts and time deposits. Demand deposit accounts grew $47 million or 15.6% for the year, with 35% of our total deposit mix in demand deposits.

“Loan growth increased dramatically late in the year driven by new loan volume as well as existing loan funding. Even with the recent merger announcement our bankers continue to attract quality banking relationships that value our client-focused style of doing business.” stated Neal Crawford, President of Monarch Bank.

Non-performing assets to total assets were 0.19% compared to 0.28% one year prior, which continues to remain significantly below that of our local, state, and national peer group. This is the lowest level of non-performing assets reported at year end since 2007. Non-performing assets were $2.2 million compared to $3.0 million at year end 2014. Non-performing assets were comprised of $2.0 million in non-accrual loans, $248 thousand in loans more than 90 days past due, and no other real estate or repossessed assets. Net charge-offs for the year were a negligible $65 thousand, with a large recovery of $724 thousand in the fourth quarter driving a reversal of $500 thousand in provision expense charged earlier in the year. The allowance for loan losses represents 1.07% of loans held for investment and 397% of non-performing loans.

The Board of Directors announced a quarterly common stock cash dividend of $0.09 per common share, payable on February 26, 2016, to shareholders of record on February 12, 2016. Due to the 11-for-10 stock split effected as a 10% stock dividend effective on December 4, 2015, the dividend represents a 10% increase in cash dividends over the previous quarterly dividend and a 24% increase over the dividend paid in the first quarter of 2015. Total dividend payments on a per share basis increased 13% in 2015 when compared to 2014. We have increased our cash dividend payout every year since we began paying cash dividends in 2010.

Average equity to average assets was 10.6%, and total risk-based capital to risk weighted assets at Monarch Bank equaled 13.60%, significantly higher than the level required to be rated “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, increased for the full year by 12.5% driven by increased earning assets and management of our funding costs. Net interest income increased 6.5% or $684 thousand during the fourth quarter of 2015. An improved mix of earning assets in the fourth quarter along with higher loan fee recognition drove the improved fourth quarter performance. The net interest margin was 4.34% for the fourth quarter compared to 4.19% in the third quarter of 2015 and 4.42% in the fourth quarter of 2014.

Non-interest income in the fourth quarter increased 6.4% or $1.1 million from the previous year driven by increased revenues from mortgage loans sold, title insurance fees, investment and insurance revenue, service charges, and commercial mortgage placement fees. Mortgage revenue continues to be the number one driver of non-interest income. We closed $469 million in mortgage loans (76% purchase) during the fourth quarter of 2015 compared to $446 million (69% purchase) in the same quarter one year prior. We closed $2.09 billion in mortgage loans (72% purchase) during 2015 compared to $1.60 billion (80% purchase) in 2014, an increase of 30%. Total non-interest expense increased 6.6% or $1.6 million during the fourth quarter due to higher mortgage commissions, salaries and benefits expenses. During the fourth quarter of 2015 we expensed $457,000 of merger related legal and investment banking expenses.

“The year 2015 was the second best year in our history for total closings, and a record year for mortgage purchase loan closings. We closed $2.1 billion representing 7,996 loans. We also had a good fourth quarter for mortgage originations and closings despite the new disclosure regulations that have slowed many of our competitors.” stated William T. Morrison, CEO of Monarch Mortgage.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with ten banking offices in Chesapeake, Virginia Beach, Norfolk, and Williamsburg, Virginia. Monarch Bank also has loan production offices in Newport News and Richmond, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags

Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Fitzgerald Financial, LLC (secondary mortgage origination), Advance Mortgage, LLC (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”. On December 17, 2015 we announced the acquisition of Monarch Financial Holdings, Inc. and Monarch Bank by TowneBank of Portsmouth, Virginia.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com, #

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
ASSETS:
Cash and due from banks	$13,946	$11,862	$15,319	$13,870	$14,503
Interest bearing bank balances	58,638	75,658	84,225	73,237	49,761
Federal funds sold	1,296	14,188	2,377	63,311	1,135
Investment securities, at fair value	30,219	14,998	17,338	20,283	23,725
Mortgage loans held for sale	169,345	153,243	193,948	159,899	147,690
Loans held for investment, net of unearned income	829,269	790,704	792,962	787,003	772,590
Less: allowance for loan losses	(8,887)	(8,733)	(8,676)	(8,644)	(8,949)

Net loans	820,382	781,971	784,286	778,359	763,641

Bank premises and equipment, net	28,972	29,513	30,117	30,050	30,247
Restricted equity securities, at cost	3,881	3,658	4,706	3,243	3,633
Bank owned life insurance	10,635	10,528	10,465	9,950	9,687
Goodwill	775	775	775	775	775
Accrued interest receivable and other assets	23,365	25,195	27,119	25,403	21,940

Total assets	$1,161,454	$1,121,589	$1,170,675	$1,178,380	$1,066,737

LIABILITIES:
Demand deposits—non-interest bearing	$280,080	$276,706	$293,442	$270,446	$235,301
Demand deposits—interest bearing	68,963	62,335	54,580	58,725	66,682
Money market deposits	364,893	365,615	379,716	417,329	369,221
Savings deposits	19,517	19,263	19,431	19,519	20,003
Time deposits	265,641	238,260	231,854	271,121	228,207

Total deposits	999,094	962,179	979,023	1,037,140	919,414
FHLB borrowings	16,000	10,000	46,025	1,050	11,075
Trust preferred subordinated debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	18,638	23,376	22,167	19,653	18,710

Total liabilities	1,043,732	1,005,555	1,057,215	1,067,843	959,199

STOCKHOLDERS’ EQUITY:
Common stock	57,199	57,516	52,182	51,950	51,864
Capital in excess of par value	17,241	16,859	8,846	8,555	8,336
Retained earnings	43,350	41,612	52,412	49,957	47,354
Accumulated other comprehensive loss	(157)	(38)	(65)	(14)	(102)

Total Monarch Financial Holdings, Inc. stockholders’ equity	117,633	115,949	113,375	110,448	107,452
Noncontrolling interest	89	85	85	89	86

Total equity	117,722	116,034	113,460	110,537	107,538

Total liabilities and stockholders’ equity	$1,161,454	$1,121,589	$1,170,675	$1,178,380	$1,066,737

Common shares outstanding at period end (3)	11,880,909	11,884,060	11,855,761	11,810,641	11,717,722
Nonvested shares of common stock included in commons shares outstanding (3)	441,040	380,875	375,595	381,645	307,725
Book value per common share at period end (1)(4)	$9.89	$9.79	$9.56	$9.35	$9.17
Tangible book value per common share at period end (2)(4)	$9.82	$9.72	$9.50	$9.29	$9.10
Closing market price (4)	$17.99	$11.27	$11.41	$11.37	$12.50
Total risk based capital - Consolidated company	13.69%	14.04%	13.62%	13.57%	13.79%
Total risk based capital - Bank	13.60%	13.95%	13.52%	13.38%	13.81%

(1)	Book value per common share is defined as stockholders’ equity divided by common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders’ equity less goodwill and other intangibles divided by common shares outstanding
(3)	Common shares have been adjusted to reflect the 11 for 10 stock split
(4)	Per share values have been restated to reflect the 11 for 10 stock split

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
INTEREST INCOME:
Interest and fees on loans held for investment	$10,359,632	$9,752,472	$40,393,696	$37,327,978
Interest on mortgage loans held for sale	1,414,542	1,376,920	5,963,440	4,866,818
Interest on investment securities	86,572	100,957	324,921	359,604
Interest on federal funds sold	2,814	4,980	33,661	84,850
Dividends on equity securities	55,087	33,545	194,313	106,955
Interest on other bank accounts	130,896	92,156	485,152	244,702

Total interest income	12,049,543	11,361,030	47,395,183	42,990,907

INTEREST EXPENSE:
Interest on deposits	733,533	722,537	2,868,240	3,185,965
Interest on trust preferred subordinated debt	48,700	46,337	191,071	416,233
Interest on other borrowings	7,520	16,615	87,825	58,966

Total interest expense	789,753	785,489	3,147,136	3,661,164

NET INTEREST INCOME	11,259,790	10,575,541	44,248,047	39,329,743
(RECOVERY) PROVISION OF/FOR LOAN LOSSES	(500,000)	—	—	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,759,790	10,575,541	44,248,047	39,329,743

NON-INTEREST INCOME:
Mortgage banking income	17,094,779	16,210,774	79,578,461	62,440,013
Service charges and fees	553,386	489,974	2,227,224	2,058,262
Title income	246,039	216,895	967,223	669,785
Investment and insurance income	391,973	382,774	1,607,823	1,592,398
Other income	196,460	72,366	733,361	318,783

Total non-interest income	18,482,637	17,372,783	85,114,092	67,079,241

NON-INTEREST EXPENSE:
Salaries and employee benefits	9,557,882	8,798,996	39,349,089	34,134,998
Commissions and incentives	7,631,428	6,926,507	36,995,519	24,754,633
Occupancy and equipment	2,337,342	2,412,296	9,442,268	9,548,543
Loan origination expense	1,375,139	1,676,134	7,382,476	6,652,007
Marketing expense	943,259	990,383	3,625,625	3,111,535
Data processing	571,521	715,057	2,329,983	2,272,785
Telephone	348,285	296,396	1,373,579	1,226,389
Merger related expenses	456,919	—	456,919	—
Other expenses	1,945,205	1,789,789	7,416,253	6,778,966

Total non-interest expense	25,166,980	23,605,558	108,371,711	88,479,856

INCOME BEFORE TAXES	5,075,447	4,342,766	20,990,428	17,929,128

Income tax provision	(1,805,849)	(1,616,093)	(7,583,820)	(6,490,273)

NET INCOME	3,269,598	2,726,673	13,406,608	11,438,855
Less: Net income attributable to noncontrolling interest	(67,557)	(43,720)	(191,787)	(227,005)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$3,202,041	$2,682,953	$13,214,821	$11,211,850

NET INCOME PER COMMON SHARE:
Basic (1)	$0.27	$0.23	$1.12	$0.96
Diluted (1)	$0.27	$0.23	$1.11	$0.96
Weighted average basic shares outstanding (1)	11,856,180	11,713,002	11,840,837	11,681,387
Weighted average diluted shares outstanding (1)	11,856,180	11,758,140	11,853,128	11,724,460
Return on average assets	1.16%	1.04%	1.20%	1.13%
Return on average stockholders’ equity	10.89%	10.03%	11.71%	10.95%

(1)	Per share values have been restated to reflect the 11 for 10 stock dividend

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

	For the Quarter Ended
(Dollars in thousands, except per share data)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
EARNINGS - COMMERCIAL AND OTHER BANKING SEGMENT
Interest income	$11,652	$11,497	$11,526	$10,999	$10,889
Interest expense	(790)	(810)	(810)	(737)	(786)

Net interest income	10,862	10,687	10,716	10,262	10,103
Recovery (provision) of/for loan losses	500	—	(250)	(250)	—
Noninterest income - other	1,588	1,359	1,385	1,202	1,162
Noninterest expense	(8,425)	(7,605)	(8,174)	(7,815)	(7,228)

Pre-tax net income	4,525	4,441	3,677	3,399	4,037
Noncontrolling interest in net income	(19)	(13)	(15)	(16)	(13)
Income taxes	(1,539)	(1,622)	(1,327)	(1,235)	(1,502)

Net income	$2,967	$2,806	$2,335	$2,148	$2,522

EARNINGS - MORTGAGE BANKING OPERATIONS
Interest income	$1,415	$1,495	$1,746	$1,307	$1,377
Interest expense	(1,017)	(1,056)	(1,248)	(921)	(905)

Net interest income	398	439	498	386	472
Noninterest income - mortgage banking income	17,541	20,595	22,449	18,307	16,910
Forward rate commitments and unrealized hedge gain (loss)	(288)	(834)	341	1,267	(565)
Noninterest expense	(17,101)	(19,649)	(21,529)	(17,873)	(16,511)

Pre-tax net income	550	551	1,759	2,087	306
Noncontrolling interest in net income	(49)	(28)	(36)	(16)	(31)
Income taxes	(266)	(201)	(634)	(758)	(114)

Net income	$235	$322	$1,089	$1,313	$161

INTERCOMPANY ELIMINATIONS
Interest income - Commercial and Other Banking Segment	(1,017)	(1,056)	(1,248)	(921)	(905)
Interest expense - Mortgage Banking Operations	1,017	1,056	1,248	921	905
EARNINGS - CONSOLIDATED
Interest income	$12,050	$11,936	$12,024	$11,385	$11,361
Interest expense	(790)	(810)	(810)	(737)	(786)

Net interest income	11,260	11,126	11,214	10,648	10,575
Recovery (provision) of/for loan losses	500	—	(250)	(250)	—
Noninterest income - mortgage banking income	17,095	19,380	22,241	21,064	16,211
Noninterest income - other	1,388	1,359	1,385	1,202	1,162
Noninterest expense	(25,168)	(26,873)	(29,154)	(27,178)	(23,605)

Pre-tax net income	5,075	4,992	5,436	5,486	4,343
Noncontrolling interest in net income	(68)	(41)	(51)	(32)	(44)
Income taxes	(1,805)	(1,823)	(1,961)	(1,993)	(1,616)

Net income	$3,202	$3,128	$3,424	$3,461	$2,683

PER COMMON SHARE (1)
Earnings per share - basic	$0.27	$0.26	$0.29	$0.29	$0.23
Earnings per share - diluted	0.27	0.26	0.29	0.29	0.23
Common stock - per share dividends	0.09	0.08	0.08	0.07	0.07
Average Basic Shares Outstanding	11,856,180	11,864,347	11,836,175	11,801,027	11,713,002
Average Diluted Shares Outstanding	11,856,180	11,864,347	11,848,826	11,837,536	11,758,140
YIELDS
Loans held for investment	5.19%	5.17%	5.21%	5.21%	5.34%
Mortgage loans held for sale, net at fair value	3.94	4.02	3.88	3.90	4.16
Other earning assets	1.53	1.04	1.38	1.31	1.33
Total earning assets	4.64	4.49	4.59	4.62	4.75
Interest bearing checking	0.12	0.12	0.13	0.13	0.14
Money market and regular savings	0.36	0.35	0.36	0.30	0.31
Time deposits	0.68	0.65	0.61	0.61	0.81
Borrowings	0.90	0.96	1.04	1.33	1.71
Total interest-bearing liabilities	0.46	0.46	0.44	0.43	0.48
Interest rate spread	4.18	4.03	4.15	4.19	4.27
Net interest margin	4.34	4.19	4.28	4.32	4.42
FINANCIAL RATIOS
Return on average assets	1.16%	1.11%	1.22%	1.31%	1.04%
Return on average stockholders’ equity	10.89	10.82	12.28	12.98	10.03
Non-interest revenue/Total revenue	60.5	63.5	66.3	66.2	60.5
Efficiency - Consolidated	84.6	84.3	83.7	82.6	84.5
Efficiency - Bank only	60.9	60.8	64.6	66.2	61.2
Average equity to average assets	10.61	10.22	9.92	10.10	10.39

(1)	Per common share values have been restated to reflect the 11 for 10 stock dividend

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

	For the Quarter Ended
(Dollars in thousands, except per share data)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$8,733	$8,676	$8,644	$8,949	$8,977
(Recovery) provision of/for loan losses	(500)	—	250	250	—
Charge-offs	(70)	—	(287)	(598)	(174)
Recoveries	724	57	69	43	146

Net recoveries (charge-offs)	654	57	(218)	(555)	(28)

Ending balance	$8,887	$8,733	$8,676	$8,644	$8,949

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$248	$—	$—	$175	$175
Nonaccrual loans	1,990	1,841	2,266	4,325	2,705
OREO and reposessed assets	0	275	375	100	144

Nonperforming assets	$2,238	$2,116	$2,641	$4,600	$3,024

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.19%	0.19%	0.23%	0.39%	0.28%
Nonperforming loans to total loans	0.27	0.23	0.29	0.57	0.37
Allowance for loan losses to total loans held for investment	1.07	1.10	1.09	1.10	1.16
Allowance for loan losses to nonperforming loans	397.10	474.36	382.88	192.09	310.73
Annualized net charge-offs to average loans held for investment	-0.33	-0.03	0.11	0.29	0.02
PERIOD END BALANCES (Amounts in thousands)
Total mortgage loans held for sale	$169,345	$153,243	$193,948	$159,899	$147,690
Total loans held for investment	829,269	790,704	792,962	787,003	772,590
Interest-earning assets	1,099,316	1,059,135	1,101,733	1,110,582	1,003,332
Assets	1,161,454	1,121,589	1,170,675	1,178,380	1,066,737
Total deposits	999,094	962,179	979,023	1,037,140	919,414
Other borrowings	26,000	20,000	56,025	11,050	21,075
Stockholders’ equity	117,633	116,034	113,460	111,443	107,452
AVERAGE BALANCES (Amounts in thousands)
Total mortgage loans held for sale	$142,363	$147,670	$180,485	$136,084	$131,471
Total loans held for investment	792,115	783,113	778,757	771,587	725,093
Interest-earning assets	1,040,577	1,060,069	1,062,119	1,009,389	958,904
Assets	1,099,252	1,122,895	1,126,749	1,070,581	1,021,591
Total deposits	939,400	955,979	969,144	925,984	883,478
Other borrowings	24,756	33,872	27,437	21,049	14,575
Stockholders’ equity	116,634	114,714	111,824	108,174	106,088
MORTGAGE PRODUCTION (Amounts in thousands)
Dollar volume of mortgage loans closed	$468,606	$527,514	$605,401	$487,423	$445,846
Percentage of refinance based on dollar volume	24.3%	17.3%	23.9%	47.0%	30.9%